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                                                                   Exhibit 10.23

                                    GUARANTEE


In consideration of, and as an inducement for, MasterCard International Incorporated, a Delaware membership corporation (hereinafter called "MasterCard"), having its principal place of business at 2000 Purchase Street, Purchase, N.Y. 10577-2509, accepting National City Bank of Kentucky, (hereinafter called "Member") having its principal place of business at 101 South Fifth Street, Louisville, KY 40232 as a card member and licensee of MasterCard, the undersigned National Processing, Inc. (hereinafter called the "Guarantor") having its principal place of business at 1231 Durrett Lane, Louisville, Kentucky 40213 does hereby unconditionally and irrevocably guarantee to MasterCard, without offset or deduction, the prompt payment of all amounts hereinafter at any time due MasterCard from Member pursuant to its license agreement with MasterCard, the Bylaws and Rules of MasterCard, and all rules, regulations and policies of MasterCard now and hereinafter at any time in effect, including, without limitation, all amounts owed by Member to MasterCard or any member of MasterCard with respect to, or resulting from, Member's MasterCard transactions, and all amounts paid by MasterCard to any merchant in fulfillment of Member's obligations to such merchant under any written agreement between Member and such merchant. Each and all of the foregoing liabilities and obligations of Member are hereby guaranteed by Guarantor and are hereinafter collectively referred to as the "Obligations". This Guarantee constitutes of guarantee of payment and not of collection. The Guarantor does hereby agree that in the event that Member does not or is unable to pay or perform any of the Obligations for any reason (including, without limitation, the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, any or other similar proceedings affecting the status, existence, assets or obligations of, Member), the Guarantor shall immediately pay such Obligations upon the written demand or demands of MasterCard. Without limiting the generality of this Guarantee, the Guarantor specifically agrees that it shall not be necessary or required, and the Guarantor shall not be entitled to require, that MasterCard file suit or proceed to obtain or assert a claim for a personal judgment against Member for the Obligations or make any effort at collection of the Obligations from Member as a condition of enforcing the liability of the Guarantor under this guarantee or requiring payment of said Obligations by the Guarantor hereunder. The Guarantor agrees, immediately upon demand or demands of MasterCard, to reimburse MasterCard for the payment of all actual costs, fees and expenses, including, without limitation, reasonable attorney's fees, incurred by MasterCard in the enforcement or attempted enforcement of any of its rights hereunder.

The Guarantor specifically agrees that it shall not be necessary or required in order to enforce the obligations of the Guarantor hereunder that there be, and the Guarantor specifically waives, notice and acceptance of this Guarantee. The obligations of the Guarantor under this Guarantee shall be absolute and unconditional and shall remain in full force and effect until the sooner of (a) MasterCard's consent to this Guarantee's termination, (b) Member's termination as a MasterCard member and thereafter until the

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                                                                   Exhibit 10.23

Obligations have been fully and satisfactorily discharged and (c) until the effective date of the revocation contained in a written notice of revocation sent by Guarantor to MasterCard, which revocation date shall not be earlier than six (6) months after such notice is received by MasterCard; provided, however, that any such revocation shall not affect any outstanding obligation or liability created or incurred for any transaction(s) that are handled by the Member prior to the effective date of the revocation of this Guarantee, including any chargebacks, reversals, credits or other adjustments connected with any such transaction(s).

The Guarantor hereby represents and warrants to MasterCard that: (a) the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of Ohio; (b) the Guarantor has the power and authority to execute and perform this Guarantee, and has duly authorized the execution, delivery and performance of this Guarantee; (c) no approval is required from any regulatory body, board, authority or commission, nor from any other administrative or governmental agency, nor from any other person, firm or corporation, with respect to the execution of this Guarantee by the Guarantor and the payment by the Guarantor of all of the Guarantor's obligations hereunder; (d) this Guarantee constitutes the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms; and (e) the execution, delivery and performance of the same by the Guarantor will not violate the Guarantor's charter or bylaws, or any provision of law, any order or any court or other agency of government, or any indenture, agreement or other instrument to which the Guarantor is a party, or by or under which the Guarantor or any of the Guarantor's property is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement, or other instrument.

Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction.

All notices, requests and demands to or upon Guarantor or MasterCard, as appropriate, shall be deemed duly given or made when received and shall be sent by certified or registered mail, return receipt requested, postage prepaid, addressed to the Guarantor at: 1231 Durrett Lane, Louisville, Kentucky 40213,
Attn: Chief Executive Officer, with a copy to National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114, Attn: General Cousel and addressed to MasterCard at: MasterCard International Incorporated, 2000 Purchase Street, Purchase, NY 10577, Attn: Douglas P. Logan, Vice President, Franchise Management with a copy to MasterCard's General Counsel at said address. Either Guarantor or MasterCard may change the address for purposes of receipt of notice from the other by written notice.

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                                                                   Exhibit 10.23

This Guarantee shall be governed by New York law. The Guarantor irrevocably (a) agrees that MasterCard may bring suit, action or other legal proceeding arising out of this Guarantee or the transactions contemplated hereby in the state or federal courts sitting in the County of New York, State of New York, (b) consents to the jurisdiction of any such court in any such suit, action or proceeding, and (c) waives any objection which it may have to the laying of the venue of any such suit, action or proceeding in any such court.

IN WITNESS WHEREOF: the Guarantor has caused this Guarantee to be executed by its duly authorized officer this 16th day of May, 2003.

BY:     ___________________________________
        Jon L. Gorney
        Chairman of the Board and CEO